Exhibit 99.1

VSee Health Co-CEO and STAR-TIDES Chair to Discuss Digital Health Transformation and Cybersecurity in Fireside Chat

Pre-registration now open for STAR-TIDES and Silicon Valley Forum Fireside Chat on October 22, 2024 at 1:00 p.m. Pacific time

BOCA RATON, Fla., October 08, 2024 -- VSee Health, Inc. (Nasdaq: VSEE), a provider of comprehensive telehealth services that customize workflow streams and enhance patient care, announced today that co-CEO Milton Chen, Ph.D. will be speaking on the STAR-TIDES Fireside Chat "Why Your Digital Health Transformation Will Be Slow and Likely Hacked" on Tuesday, October 22nd, 2024, starting 1:00 p.m. Pacific time (4:00 p.m. Eastern time). The event, created in collaboration with Silicon Valley Forum, will be moderated by STAR-TIDES Chair Aaron Rose and available via Zoom.

"At VSee Health, security is at the core of our platform and we’re committed to creating a telehealth environment that patients and providers can trust," said Dr. Chen. "With our focus on security compliance, customizability and a smooth patient experience, our platform empowers healthcare organizations to achieve digital transformation on their own terms."

Dr. Chen serves as co-CEO of VSee Health, a company he co-founded and built into a secure, no-code, low-code telehealth platform with customizable omni-channel communications, virtual care workflows, remote team coordination tools and apps for operating and delivering healthcare services from a distance. This includes product features such as a complete online medical office suite, digital front door mobile app, provider dispatch automation, telehealth billing services, remote physical exams, remote patient monitoring and other functionalities to facilitate virtual care delivery.

Dr. Chen completed his Ph.D. at Stanford University on the human factors and design of video collaboration. He co-authored the XMPP video standard, which was used by Google Talk and Facebook Chat. He has deployed VSee for Hillary Clinton, Angelina Jolie, Mandy Moore, the band Linkin Park and former U.N. Secretary General Ban Ki-Moon for various initiatives that provide remote telehealth. Dr. Chen's extensive experience includes participating in medical missions from Iraq to Southeast Asia to Africa.

Free registration for this STAR-TIDES Fireside Chat is available here.

About STAR-TIDES

Coordinated through George Mason University's Center for Resilient and Sustainable Communities (C-RASC), STAR-TIDES is a global knowledge-sharing network that focuses on building sustainable resilience, promoting human security (freedom from want and freedom from fear) and creating life-changing social and economic activities.

About Silicon Valley Forum

As a nonprofit public benefit organization, the Silicon Valley Forum fosters innovation, entrepreneurship and leadership in Silicon Valley and throughout the world. Through events, programs and conferences, the SVF functions as a center of knowledge and connections, covering everything from the latest tech trends to the startup and investment ecosystem. SVF's activities are aimed to educate, train, inspire and connect technologists, entrepreneurs, corporates and investors.

About VSee Health

VSee Health is a software-as-a-service (SaaS) platform that enables clinicians and enterprises to create their telehealth workflows without programming. VSee Health’s system allows a telehealth mobile app to be created or a telehealth system to be integrated into existing hospital operations in days.

With a focus on patient disease state telemedicine and turnkey billing services, VSee Health has integrated an intensive care, critical care and neuro solution, powered by iDoc Telehealth Solutions, as its initial module for the VSee Health software platform. This technology encompasses a set of integrated telehealth technologies and a team of neurointensivists, neurologists and tele-radiologists who treat and coordinate care for acutely ill patients 24/7/365 in the neurointensive care unit (Neuro-ICU), cardiac surgery intensive care unit (CS-ICU) and the intensive care unit (ICU) for stroke, brain trauma and a wide range of neurological conditions. For more information, please visit www.vseehealth.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as "believes," "expects," "intends," "plans," "estimates," "assumes," "may," "should," "will," "seeks," or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq’s listing rules within the required timeframe. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Investor Contact:

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com

Media Contact:

VSee Health

Anne Chang

Media Coordinator

626-513-1824